EMPLOYMENT AGREEMENT
Mihaly Zala

EMPLOYMENT AGREEMENT

Entered into by and between
name:	Vidatech Technológiai Kutató, Fejlesztő és Szolgáltató Kft.
head office:	H-1095 Budapest, Soroksári út 94-96.
company registration No.:	01-09-87 01 07
tax No.:	13 72 76 26 - 2 - 43
bank account No.:	10 10 41 67 - 57 30 27 00 - 01 00 00 03
represented by:	KUN Dániel
as Employer (hereinafter: „Employer”), on the one hand,
and
name:	ZALA Mihály
place and date of birth:	Budapest, 4 January 1955
mother’s name:	RÓTH Mária
residential address:	1163 Budapest, Kerepesi út 190.
tax ID No.:	8321440487
social security No.:	019287001
as Employee (hereinafter: „Employee”), on the other hand, (referred to hereinafter as collectively as „Contracting Parties”)
at the place and date stated below, under the following terms and conditions.

§ 1
JOB
1.1. The Employer employs the Employee as Chief Technology Officer.
1.2. The job of the Employee includes particularly the fulfilment of the following tasks:
•	Representation of the implementation of technological tasks and technologies belonging to the scope of interests of the Company, management of technical activity.

The detailed description of the tasks belonging to the job of the Employee is contained in the Job Description attached to this Agreement. The Job Description forms the inseparable part of this Agreement (Annex No. 1).

§ 2
TERM OF THE AGREEMENT
2.1. The Contracting Parties conclude the employment for an indefinite period of time.
2.2. The commencement of the employment is the day of taking on work by the Employee, i.e.:
•	24 October 2007

§ 3
PROBATION PERIOD
The Contracting Parties agree on a probation period of 0 day. During the period of probation both the Employee and the Employer may terminate the employment with immediate effect, without cause.

§ 4
WAGE
4.1. The gross monthly personal basic wage is HUF 415,000, say Four hundred and fifteen thousand Forints. The basic wage will always be paid to the Employee until the 5th day of the month following the subject month, after the deduction of the statutory taxes and contributions.

4.2. In any other issues not regulated in this Clause the provisions set forth in Sections 141 to 153 of the Labour Code shall be governing, on the basis of Section 76 (7) (b) and Section 76/B (1) of Act XXII of 1992 on the Labour Code.

§ 5
PLACE OF THE PERFORMANCE OF WORK
The Employee shall perform the work primarily at the head office of the Employer. The Employee agrees that, according to the characteristics of his job, he shall also perform work at places other than the head office of the Employer.

§ 6
WORKING TIME
The weekly working time is 35 hours.
Section 192 of the Labour Code (1) The scheduling of the working time, as well as the utilisation of the time of rest (paid leave) shall be determined by the manager, according to the provisions set forth in the employment agreement.
(2) The manager is not entitled to consideration for his work performed in extraordinary working time (overtime) (Sections 147 to 149).

§ 7
ORDINARY PAID LEAVE
The Employee is entitled to annual paid leave according to the Labour Code. In any other issues not regulated in this Clause the provisions set forth in Sections 130 to 136 of the Labour Code shall be governing, according to Section 76 (7) (e) and Section 76/B (1) of the Labour Code

§ 8
TERMINATION
8.1.
The right of termination by extraordinary notice against the manager may be exercised according to the contents of Section 96 (4), but no later than within three years reckoned from the occurrence of the reason serving as basis thereof, in case of committing a criminal act until the statutory limitation of punishability.

8.2.
If the employment of the manager is terminated by the Employer in the course of bankruptcy or liquidation proceeding, the rules of the remuneration due in case of termination of the employment shall apply, with the difference that the Employer shall pay in advance no more than the average earnings of six months. The remuneration due to the manager above this amount will be payable upon the termination of the bankruptcy or liquidation proceeding, or after the approval of the liquidation closing balance sheet or the simplified closing balance sheet.

§ 9
EXERCISE OF EMPLOYER’S RIGHTS
The employer’s rights shall be exercised by Viktor Rozsnyay, President & CEO.

§ 10
CONFIDENTIALITY
The Employee shall keep the business secrets becoming known to him during the term of or in connection with the employment without limitation in time. All facts, data, information or solutions related to the economic activity of the Employer shall qualify as business secret, the confidentiality of which is in the economic or other interests to be appreciated of the Employer. The Employee acknowledges that the violation of his aforementioned obligation may serve as basis for his civil law or penal law responsibility, over and above the labour law consequences thereof.

§ 11
COLLECTIVE BARGAINING AGREEMENT
The Employer declares that it is not subject to collective bargaining agreement.

§ 12
APPLICABLE LAW
In the issues not regulated in this Agreement the provisions of the Labour Code, as well as of other Hungarian legal rules in force from time to time shall be governing.

§ 13
INVALID PROVISIONS
If any provision of this Employment Agreement is or becomes invalid, this shall not affect the validity of the other provisions, save for the case, if the Contracting Parties had not entered into the Employment Agreement without such invalid provision. In the event of partial invalidity the statutory provisions relating to employment shall be applicable mutatis mutandis.

§ 14
AMENDMENT TO THE EMPLOYMENT AGREEMENT
The amendment to this Employment Agreement is only valid in writing. Oral agreements are invalid.

§ 15
GENERAL PROVISIONS

15.1.	This Employment Agreement was prepared in 2 counterparts. The Annexes to the Employment Agreement form the inseparable part of the Agreement.

15.2.	This Employment Agreement was prepared in the Hungarian language. Hungarian is the governing language of the Employment Agreement.

Budapest, 24 October 2007

/s/ Mihaly Zala	/s/ Viktor Rozsnyay
Employee	President & CEO

Annex No. 1 to the Employment Agreement

JOB DESCRIPTION

Chief Technology Officer

Job Description

Name:
•	ZALA Mihály

Position:
•	Chief Technology Officer

Direct superior:
•	President & CEO / Vice President & Secretary

Direct subordinated organisational units:
•	project management

His management tasks:
•	Represent the implementation of technological tasks and technologies.
•	Enforce the objectives and plan tasks, relating to the organisation, of the company.
•	Perform the aim-setting, planning, organisational, managing, controlling and evaluation tasks related to the activity of the organisation.
•	Secure the work conditions and operations of the organisation, develop an operational information system.
•	Draft, systematise and delegate the tasks.
•	Manage the (financial and workforce) resources of the organisation.
•	Determine jobs, elaborate headcount standards.
•	Develop the division of work best suitable for the fulfilment of tasks, harmonise part tasks, regulate the operations.
•	Elaborate the incentive system of the organisation.
•	Reveal the operational deficiencies of the organisation, improve the working method, secure the ability of development.
•	Execute the tasks, relating to the organisation, of the company’s human policy.
•	Evaluate the work of subordinates.
•	Develop his qualification and management methods.
•	Request accounts from the managers supervised by him, evaluate the monthly reports from professional and economic viewpoints.

His professional tasks:
•	Reconcile professionally within the group of companies with the manager of the partner field.
•	Secure the contracting of own capacity within the group of companies.
•	Prepare technological plans (technology, cost-efficiency).
•	Invite tenders from external entrepreneurs and select them in case of the implementation of technologies.
•	Cause to plan, check plans, reveal the planning deficiencies, improve and cause to improve the plans.
•	Prepare and cause to prepare time schedules, check the performance thereof on a continuous basis.
•	Manage the investment and entrepreneurial tasks of the organisation, monitor, check and evaluate them.
•	Plan the implementation tasks of the preparation of technologies, manage the execution.
•	Entrust capex entrepreneurs, conclude contracts, perform technical check, accept performance or provide for the repair of defective performance.
•	Arrange the handover-takeover of projects, perform subsequent technical-economic evaluation.
•	Determine the tasks, relating to the organisation, of the quality assurance system, manage the development, control the execution.
•	Elaborate an implementation plan adjusted to the business plan, breakdown thereof as per technology. (Prepare pre-calculations and post-calculations.

He decides on:
•	The execution tasks of the implementation of technologies.
•	The enforcement of the provisions of the quality assurance system.
•	The job descriptions of subordinated employees.
•	The employer’s rights referred to his competence.
•	The subcontracts referred to his competence.

He prepares decisions on:
•	The job descriptions of the managers subordinated to him.
•	The issues concerning the field of the organisation, subordinated to the Managing Director.

He is responsible for the following:
•	Observation of and causing to observe the provisions regulating the tasks and operations of the organisation.
•
Observation and causing to observe the working discipline, compliance with discipline regarding the handling of accounting certificates and vouchers, fulfilment of tasks and compliance with the deadlines thereof.

•	Workmanlike fulfilment of and causing to fulfil the work task, genuineness and accuracy of information supplies.
•	Making the employees acquainted with the laws, standards, other legal rules and internal regulations relating to his special field, as well as the observation and execution thereof.
•	Success of the work of the organisation, high-standard and effective fulfilment of the tasks referred to the scope of activities.
•	Ensuring cooperation among the organisational units subject to his management.
•	Causing the subordinates to understand, implement and maintain the quality policy and the quality assurance system.
•	Enforcement of the interests of the company.
•	Keeping and causing to keep the business secret, causing to observe the security measures.
•	Efficient contribution to the preservation of and increasing the assets of the company.
•	Observation of the fire protection, labour safety, environmental protection and security provisions.
•	Professional development of the employees subject to his management.
•	Good workplace atmosphere.

He maintains work relations with:
•	The management of the Company
•	The CFO
•	The external entrepreneurs within his scope of responsibility
•	The organisations necessary for the fulfilment of his scope of tasks

Substitution:
•	In the event of his absence the Vice President
•	Agent commissioned on a case-to-case basis

Legal rules and prescriptions:
•	Legal rules relating to capital expenditure.
•	Hungarian Standard.
•	Organisational and operational regulations.
•	Process regulations relating to technical development, investments and construction works.
•	Prescriptions, relating to the field of capital expenditures, of the quality assurance system.
•	Job descriptions relating to his work field.

Requirements related to filling the position:
•	Graduate from technical university or college + 5 years managerial experience
•	Certificate of clean criminal record,
•	Driving licence category “B”

Date of entry into force: 24 October 2007

Budapest, 24 October 2007

Acknowledged by:	Approved by:

/s/ Mihaly Zala	/s/ Viktor Rozsnyay
Employee	President & CEO

Annex No. 2 to the Employment Agreement

INFORMATION ON THE CONDITIONS LISTED IN SECTION 76 (7) OF THE LABOUR CODE

The employment comes into existence by the employment agreement set out in written form. The parties may agree on any issue in the employment agreement; the condition of the validity of their agreement is that the employment agreement may not be contrary to any legal rule or the collective bargaining agreement, unless it states a condition more favourable for the employee.

In the employment agreement the parties shall agree on the personal basic wage, job and place of work of the employee. Simultaneously with the conclusion of the employment agreement the employer shall inform the employee on the following:

a)	guiding schedule of work,
b)	other elements of the wage,
c)	day of wage payment,
d)	day of taking on work,
e)	method of calculation of the period and delivery of ordinary paid leave, and
f)	the rules of determining the notice period governing for employer and employee, as well as
g)	whether the employer is subject to a collective bargaining agreement.

Remark to § 2:
The employment comes into existence for an indefinite period of time– unless agreed on to the contrary. The period of an employment for a definite term shall be determined by calendar or in another suitable way. If the parties do not determine the period of the employment by calendar, the employer shall inform the employee on the expectable period of the employment.
The employment of definite term shall be transformed into one of indefinite term if the employee continues to work after the expiry of the term at least for one working day with the knowledge of his direct superior.

Remark to § 7:
The rate of the basic paid leave is twenty working days.
1.)	The rate of the ordinary paid leave due to the Employee and the rules of its delivery are contained in Sections 130 to 136 of the Labour Code.
Basic paid leave	20 working days
in the age of 25	+ 1 working day 21 working days
in the age of 28	+ 1 working day 22 working days
in the age of 31	+ 1 working day 23 working days
in the age of 33	+ 1 working day 24 working days
in the age of 35	+ 1 working day 25 working days
in the age of 37	+ 1 working day 26 working days
in the age of 39	+ 1 working day 27 working days
in the age of 41	+ 1 working day 28 working days
in the age of 43	+ 1 working day 29 working days
in the age of 45	+ 1 working day 30 working days
The Employee is entitled to the longer paid leave for the first time in the year, in which he reaches the higher age.

Supplementary leave due to the Employee:
o	supplementary leave due to juveniles: 5 working days before reaching the age of 18 and in the year of completing 18 years of age

o
On the basis of the decision of the parents for the parent undertaking a bigger role in the bringing-up of his/her child or for the parent bringing up his/her child alone, on his/her child(ren) under the age of 16:

▪	for one child: two,
▪	for two children: four,
▪	for more than two children altogether seven working days per year are due, for the last time in the year in which the child(ren) complete(s) its (their) 16th year of age.

The date of delivering the paid leave will be determined by the Employer, after hearing the Employee.

The Employer is obliged to deliver one quarter of the basic paid leave – save for the first three months of the employment – at the date according to the request of the Employee.
The Employee shall announce his relevant claim no later than fifteen days before the commencement of the leave.

The paid leave shall be delivered in the year of its due date, exceptions are the illness of the Employee or a particularly important economic interest.
The leave may be delivered in more than two instalments only at the request of the Employee.

Remarks to § 8:
The employment may be terminated:
a)	with the common consent of Employer and Employee;
b)	by ordinary notice;
c)	by extraordinary notice;
d)	with immediate effect during the probation period.

The agreement or declarations directed to the termination of the employment shall be reduced to writing, no deviation therefrom shall be valid.
The Employer shall reason its notice of termination; the cause of the termination shall clearly transpire from the reasoning. In case of a dispute the Employer shall prove the reality and reasonableness of the cause of termination. The cause of termination may only be a cause related to the capabilities of the Employee, to his conduct related to the employment or to the operation of the Employer.

Notice period

In case of ordinary notice of the Employer or the Employee the extent of the notice period shall be:
o	at least thirty days.

The thirty-day notice period will be extended
o	by five days after three years
o	by fifteen days after five years
o	by twenty years after eight years
o	by twenty-five days after ten years
o	by thirty days after fifteen years
o	by forty days after eighteen years
o	by sixty days after twenty years
spent in employment with the Employer.

The Employer shall exempt the Employee from the performance of work for half of the notice period at the date and  in the instalments according to the request of the Employee. The Employee is entitled to his average earnings for the period of exemption.